SEPARATION AND GENERAL RELEASE AGREEMENT	INSTRUMENTO DE TRANSAÇÃO

This Settlement and Release Agreement (this “Agreement”) is made and entered into this July 20, 2009, by and between,	O presente Instrumento de Transação (“Instrumento de Transação”) é formalizado em 20 de Julho de 2009, entre,

Alliance One Brasil Exportadora de Tabacos Ltda., registered under CNPJ no. 33.876.145/0001-00 with its principal place of business in the City of Santa Cruz do Sul, Rua Carlos Boettcher, 370, Rio Grande do Sul, Brazil (herein referred to as the “Alliance Brasil”);	Alliance One Brasil Exportadora de Tabacos Ltda., registrada no CNPJ sob o número 33.876.145/0001-00, com escritório em Santa Cruz do Sul, na Rua Carlos Boettcher, 370, Rio Grande do Sul, Brasil (aqui denominada “Alliance Brasil”);

Alliance One International, Inc., 8001 Aerial Center Parkway, P.O. Box 2009, Morrisville, North Carolina 27560-2009 USA. (herein referred to as the “Alliance International”);	Alliance One International, Inc., 8001 Aerial Center Parkway, P.O. Box 2009, Morrisville, North Carolina 27560-2009 USA. (aqui denominada “Alliance International”);

Both herein jointly referred as “Companies”;	Ambas aqui denominadas em conjunto, “Empresas”;

And	E

Hilton Kappaun, enrolled with the Individual Taxpayer Registry (“CPF”) under no. 350.952.290-72 (herein referred to as “Employee”);	Hilton Kappaun, inscrito no CPF sob o nº 350.952.290-72 (aqui denominado de “Empregado”);

The Employee and the Companies are also hereinafter referred to jointly as the “Parties”.	O Empregado e as Empresas, em conjunto, são doravante denominados “Partes”.

WHEREAS:	CONSIDERANDOS:

WHEREAS Employee has entered into an employment agreement with Alliance Brasil in September, 3rd, 1.990;	CONSIDERANDO que o Empregado foi contratado pela Alliance Brasil em 03 de setembro de 1.990;

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The term “Confidential Information” for purposes of this Agreement means and includes any information, (including without limitation any formula, pattern, device, plan, process, technology or compilation of information in any medium including written or electronic) which: a) is, or is designed to be, used in the business of the Companies or results from the research and development activities of the Companies, or b) is private and confidential in that it is not generally known to the public including but not necessarily limited to business affairs, plans, organizational structure, research and development, financial data, personnel, legal strategies, information services including retrieval services, etc.

WHEREAS the employment agreement entered by the Employee and Alliance Brasil was suspended as from July, 18th, 2008, so that the Employee could develop his activities at Alliance International, in United States;	CONSIDERANDO que o contrato de trabalho celebrado entre o Empregado e Alliance Brasil foi suspenso em 18 de julho de 2008 para que o Empregado pudesse desenvolver suas atividades na Alliance International, nos Estados Unidos;

WHEREAS the Employee accepted in August 26, 2008, the International Transfer Package Letter terms which stated the employment conditions with Alliance International;	CONSIDERANDO que o Empregado aceitou em 26 de Agosto de 2008 os temos do Pacote de Transferência Internacional que tratava das condições empregatícias com a Alliance International;

WHEREAS the Employee presented a voluntary resignation letter to the Companies dated of July, 20, 2009; in order to terminate his employment agreement in Brazil and US;	CONSIDERANDO que o Empregado apresentou pedido de demissão às Empresas em 20 de Julho de 2009, a fim de rescindir seu contrato de trabalho com as Empresas no Brasil e Estados Unidos.

WHEREAS the Parties have always regularly and timely complied with all their obligations towards each other, including, but not limited to, the rights and the obligations provided for in the Employment Agreement and applicable laws;	CONSIDERANDO que as Partes sempre cumpriram, regular e tempestivamente, as obrigações assumidas frente uma a outra, incluindo, mas não se limitando, aos direitos e obrigações previstas no Contrato de Trabalho e legislação aplicável;

WHEREAS the activities performed by the Employee permitted his full access to, or knowledge of, confidential information or trade secrets of the Companies, its affiliates, clients and customers, which, if improperly or unlawfully used or disclosed can result in irreparable harm to the Companies, its affiliates, clients and customers;	CONSIDERANDO que as atividades desenvolvidas pelo Empregado permitiram seu acesso integral, ou conhecimento, a informações confidenciais ou segredos comerciais das Empresas, suas afiliadas e clientes que, se imprópria ou ilegalmente utilizadas ou divulgadas, podem resultar em danos irreparáveis à Empresa, suas afiliadas e clientes;

WHEREAS the Parties agreed to set forth some mutual obligations that shall be complied with after the termination of employment;	CONSIDERANDO que as Partes concordaram em estabelecer obrigações específicas, a serem cumpridas após o término da relação empregatícia;

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O termo “Informações Confidenciais", para os fins deste Instrumento de Transação significa e inclui quaisquer informações, mas sem limitação a, quais fórmulas, modelos, inventos, planos, processo, tecnologias ou compilação de informações de qualquer forma, inclusive escrita ou eletrônica que: a) é ou pode ser usada em negócios das Empresas ou resulta do desenvolvimento dos negócios das Empresas; ou b) é privada e confidencial de forma que não é publicamente conhecida, incluindo, mas não necessariamente limitado a, relações de negócios, planos, estrutura organizacional, pesquisa e desenvolvimento de dados, pessoal, estratégias legais, informação de serviços incluindo recuperação de serviços etc.

WHEREAS the Parties have agreed on all rights, duties and obligations subsisting between them;	CONSIDERANDO que a Partes chegaram a um acordo em relação a todos os direitos e deveres existentes entre eles;

WHEREAS the Parties wish to prevent any future disputes or doubts that may arise from the past employment relationship which existed between them or from its termination, and confirm the mutual release from all claims, known or unknown, in the terms set forth herein.,	CONSIDERANDO que as Partes desejam prevenir quaisquer disputas ou discussões que possam surgir em decorrência da relação de trabalho mantida entre elas e/ou sua rescisão, bem como confirmar a liberação recíproca contra quaisquer ações, demandas ou pedidos, conhecidos ou não, de acordo com os termos ora estabelecidos.

NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:	RESOLVEM as Partes, em troca das garantias e promessas mútuas, acordar os seguintes termos:

1. TERMINATION	1. RESCISÃO

1.1 Effective from July 20, 2009 (the “Termination Date”), Employee’s employment with the Companies, either in Brazil and in the United States is terminated due to Employee’s voluntary resignation. As of the Termination Date, Employee also voluntarily resigns from any and all director or officer positions with both of the Companies and any of their subsidiaries or affiliates.	1.1 A partir do dia 20 de Julho de 2009 (a “Rescisão”), fica oficialmente rescindido o Contrato de Trabalho celebrado entre o Empregado e as Empresas no Brasil e Estados Unidos, em razão do Pedido de Demissão do Empregado. A partir da Rescisão, o Empregado também voluntariamente renuncia a todo e qualquer cargo de diretor ou conselheiro para qual tenha sido nomeado nas Empresas ou qualquer de suas subsidiárias ou afiliadas.

2.PAYMENTS	2. PAGAMENTOS

2.1 The Employee will receive, as statutory severance payments for accrued vacation, the amount of R$87,550, in accordance with the Termination Sheet and as a consequence for the voluntary resignation from his suspended employment agreement in Brazil.	2.1 O empregado receberá, a título de verbas rescisórias – pagamento de férias, o valor de R$87,550, de acordo com o Termo de Rescisão do Contrato de Trabalho (TRCT) e em decorrência do pedido de demissão do contrato de trabalho que se encontrava suspenso no Brasil.

2.2 For the purposes established on the subparagraphs of this Clause and in consideration of the Employee’s agreement to Clauses 3 and 4, the Companies agree to the following:	2.2- Para os fins especificados nos subparágrafos da presente cláusula e como contraprestação à concordância do Empregado com as Cláusulas 3 e 4, as Empresas concordam com o seguinte:

2.2.1 The Companies will pay the Employee the gross amount of US$ 400,000.00 (four hundred thousand US Dollars) as an indemnification for the years the Employee rendered services to both Companies and in full satisfaction and discharge of any and all obligations under Brazilian, US and North Carolina law (except as specifically set forth in subparagraphs 2.1 and 2.2.4 below) including but not limited to payments as a result of, or related to the termination of employment with either of the Companies.	2.2.1 - As Empresas pagarão ao Empregado o valor bruto de US$ 400.000,00 (quatrocentos mil dólares norte americanos) a título de indenização pelos anos de serviços prestados pelo Empregado a ambas as Empresas e contraprestação e quitação a toda e qualquer obrigação havida entre as partes sob a legislação brasileira, legislação federal norte-americana e do estado norte-americano da Carolina do Norte (exceto o especificado nos subparágrafos 2.1 e 2.2.4 abaixo), incluindo mas não se limitando aos pagamentos resultantes da rescisão do contrato com qualquer das Empresas.

2.2.2 The payment foreseen in Clause 2.2.1 above will be made by AOI in the United States by direct deposit to Employee’s bank account, within 10 business days after Employee’s delivery of this executed Separation and General Release document. The Companies will withhold from the payment foreseen in the Clause .2.2.1 any amounts due by the Employee in accordance with the applicable U.S. tax and social security legislation.	2.2.2 O pagamento previsto na Cláusula 2.2.1 acima será efetuado pela AOI nos Estados Unidos, mediante depósito na conta-corrente do Empregado em 10 dias úteis após a entrega pelo Empregado desse Instrumento de Transação assinado. As Empresas irão reter do pagamento previsto na Cláusula 2.2.1 qualquer valor devido pelo Empregado de acordo com a legislação fiscal e previdenciária norte americana aplicável.

2.2.3 – Private Pension Contributions. The Employee will be entitled to withdraw all contributions deposited on the private pension plan, in accordance with the Companies and the Plan’s policies and applicable legislation.	2.2..3 – Plano de Previdência Privada. O Empregado terá direito a retirar todos contribuições efetuadas ao Plano de Previdência Privada, nos termos das políticas das Empresas e do Plano e legislação aplicável.

2.2.4 – Repatriation Costs. The Companies will pay the Employee the gross amount of US$ 38,368.00 for his repatriation to Brazil, and Employee accepts such sum as full payment of any obligation created by the International Transfer Package Letter. These monies will be paid by direct deposit in the United States to Employee’s bank account within 10 business days after Employee’s delivery of this executed Separation and General Release Document.	2.2.4 – Despesas de Repatriação. As Empresas pagarão ao Empregado o valor de US$ 38.368,00 para sua repatriação para o Brasil, e o Empregado aceita referida quantia como pagamento total por qualquer obrigação prevista no Pacote Internacional de Transferência. Esses valores serão pagos mediante depósito na conta-corrente do Empregado em 10 dias úteis após a entrega pelo Empregado desse Instrumento de Transação assinado.

3. CONFIDENTIALITY	3. CONFIDENCIALIDADE

Employee further agrees to fully comply with confidentiality duties, as follows:	O Empregado concorda integralmente em cumprir as obrigações de confidencialidade descritas abaixo:

3.1 The Employee acknowledges and agrees that has been engaged in a position of trust and confidence in which he may have used, observed, obtained, had access to, been provided, or developed Confidential Information[1].	3.1 O Empregado reconhece e concorda que a posição por ele ocupada é de estrita confiança e confidencialidade, de modo que este se utilizou, observou, obteve, teve acesso, ou desenvolveu Informações Confidenciais[2].

3.2 The Employee acknowledges that it is to the mutual benefit of the Companies and its employees that the Companies protects its right to Confidential Information and obtains title to and the benefit of discoveries, inventions, improvements, innovations and other works developed by its employees.	3.2 O Empregado reconhece que é para o benefício mútuo das Empresas e seus empregados, que as Empresas protegem as Informações Confidenciais e obtenção do direito aos benefícios advindos das descobertas, invenções, melhoramentos, inovações e outros trabalhos desenvolvidos por seus empregados.

3.3 The Employee understands and acknowledges that use or disclosure of Confidential Information is in violation of this Agreement and would result in immediate and irreparable harm to the Companies and its competitive position. The Employee thus acknowledges and agrees that the Companies is entitled to preliminary and permanent injunctive relief in order to prevent or stop such violations, in addition to damages, costs, and other relief that may be appropriate. Should the Employee be required by subpoena or court order to disclose any Confidential Information, the Employee agrees to notify the undersigned as soon as practicable. Nothing in this paragraph shall be construed to prohibit the Employee or the Companies from responding truthfully to a lawfully-issued subpoena, court order or other lawful request by any regulatory agency or governmental authority.	3.3 O Empregado entende e concorda que o uso ou divulgação das Informações Confidenciais é uma violação a este Instrumento de Transação e resultará em danos irreparáveis às Empresas e sua posição competitiva. O Empregado, portanto, tem conhecimento e concorda que as Empresas têm direito aos meios de proibição para prevenir e cessar tais violações, em adição às perdas e danos outras medidas que poderão ser utilizadas. Caso o Empregado seja obrigado a divulgar qualquer Informação Confidencial por determinação judicial, o Empregado concorda em notificar as Empresas o mais rápido possível. Nada neste parágrafo deve ser interpretado como proibição ao Empregado ou à Empresa a responder fielmente às demandas judiciais, ou outros requerimentos feitos por agências reguladoras ou autoridades governamentais.

3.4 The Employee acknowledges and agrees that all supplies, equipment, property, letters, files, documents, notes, records, reports, photographs, drawings, plans, papers, computer programs, diskettes, tapes, slides or other documents made or compiled by or made available to the Employee during the course of employment, and any copies or abstracts thereof, whether or not they contain or constitute Confidential Information, are and shall be the property of the Companies and shall be returned to the Companies at or before the Termination Date.	3.4 O Empregado concorda e tem conhecimento de que todo o estoque, equipamento, propriedades, correspondências, documentos, arquivos, notas, relatórios, fotografias, desenhos, planos, papéis, computadores, programas, disquetes, fitas, slides ou outros documentos produzidos ou compilados pelo, ou que foram disponibilizados ao Empregado durante o período em que prestou serviços às Empresas, e quaisquer cópias ou os respectivos sumários, que constituam ou não Informações Confidenciais, são e serão propriedade das Empresas e deverão ser devolvidas às Empresas até da Data da Rescisão.

4. RELEASE	4.- QUITAÇÃO

4.1 In consideration of the receipt of the payments agreed on Clause 2, the Employee expressly grants to the Companies, their respective present and former directors, officers, shareholders, trustees, agents, employees, insurers, affiliates, predecessors, successors and assigns (collectively the “Released Parties”) the fullest, most complete, general and irrevocable release from any and all possible rights and/or payments related to or which might have arisen from the past relationship with the Companies, as well as from any and all claims, demands or liabilities whatsoever, whether known or unknown, which the Employee ever had or may now have against the Released Parties under Brazilian, United States and North Carolina law, from the beginning of time to the Termination Date, including, without limitation, any claims, demands or liabilities in any manner whatsoever related to the Employment Agreements held in Brazil and US, International Transfer Letter, and the relationship established between the Parties by means of such agreements.	4.1 Com o recebimento das quantias fixadas na Cláusula 2, o Empregado expressamente concede às Empresas e seus atuais e passados diretores, sócios, procuradores, agentes, empregados, seguradores, afiliadas, antecessores, sucessores e mandatários (em conjunto “Partes Liberadas”) a mais total, completa, geral e irrevogável quitação sobre todo e qualquer eventual direito e/ou pagamento relativo ou que possa ser decorrente da relação previamente mantida com as Empresas, bem como quitação sobre qualquer pedido, demanda ou responsabilidade, quer seja conhecida ou não pelas Empresas, no qual o Empregado possa ter tido ou tenha contra qualquer das Partes Liberadas sob as leis do Brasil, Estados Unidos e do estado norte-americano da Carolina do Norte, desde o começo da relação até a Data de Rescisão, incluindo, mas não se limitando, a pedidos, demandas ou obrigações de qualquer maneira relacionadas aos Contratos de Trabalho mantidos no Brasil e nos Estados Unidos, Pacote de Transferência Internacional, e relação estabelecida entre as Partes por intermédio de tais instrumentos.

4.2 The Companies expressly grants to the Employee, the fullest, most complete, general and irrevocable release from any and all possible rights and/or payments related to or which might have arisen from the past relationship with the Companies, or from the performance of the Employee’s services on behalf of the Companies, except if such possible rights and/or payments are a result of Employee’s misconducts, negligence, or violations of any statute, code, rule, executive order, law or ordinance, tort, express or implied contract, public policy, or other obligation.	4.2 As Empresas, neste ato, expressamente concedem ao Empregado a mais total, completa, geral e irrevogável quitação sobre todo e qualquer eventual direito e/ou pagamento relativo ou que possa ser decorrente da relação previamente mantida com as Empresas, e dos serviços prestados pelo Empregado a favor das Empresas, excetuando-se dessa quitação geral qualquer direito e/ou pagamento resultantes de má conduta, negligência, ou violações de quaisquer estatutos, códigos, leis, decretos, regulamentos ou qualquer outra obrigação, praticados pelo Empregado

4.3 The Employee hereby acknowledges, for any and all purposes that, as a result of the payments made by the Companies under Clause 2, the Employee does not have anything else to claim from the Companies or from the Released Parties, for any reason, at any time. Accordingly the Employee gives full and irrevocable release to the Companies.	4.3 O Empregado neste ato declara e reconhece, para todos os fins de direito, que com o recebimento dos pagamentos previstos na Cláusula 2, o Empregado nada mais tem a pleitear, pedir ou reclamar das Empresas e/ou das Partes Liberadas, em qualquer esfera, em qualquer tempo. Dessa forma, o Empregado concede total e irrevogável quitação às Empresas.

5. MISCELLANEOUS	5 DISPOSIÇÕES GERAIS

5.1 The Employee acknowledges and agrees that any and all existing or potential controversy between the Employee and the Companies is hereby settled. The Employee further agrees that by no means will this instrument be interpreted as admission or confession of any past, present and/or future responsibility or liability, by the Companies, for any reason whatsoever.	5.1 O Empregado neste ato, reconhece e concorda que todas e quaisquer controvérsias, ainda que potenciais, entre o Empregado e as Empresas foram acordadas por meio do presente Instrumento de Transação. O Empregado, ainda, reconhece e concorda que de nenhuma forma o presente Instrumento de Transação será interpretado como confissão ou admissão de qualquer responsabilidade, obrigação ou dívida passada, presente ou futura das Empresas, por qualquer motivo.

5.2 The Employee agrees that all matters relating to this Agreement, the existence of this Agreement and/or the past relationship held between the Parties are strictly confidential and that he (and his attorney(s)) will not disclose or disseminate any information concerning any of the terms of this Agreement to any third person or entity. In the event that the Employee	5.2. O Empregado concorda que todos os assuntos relativos ao presente Instrumento de Transação, à existência do presente Instrumento de Transação e/ou à relação previamente mantida entre as Partes são de natureza estritamente confidencial e que o Empregado (e seus procuradores ou advogados) não revelarão

becomes aware that he may be legally compelled to disclose this Agreement or its terms by a local, state, or federal government or law enforcement agency, or by a subpoena from any third person or entity or by a court order, he undertakes to immediately notify the Companies within two (2) business days of receipt of any such communication, whether oral or written, including but not limited to, telephone communication, subpoena, or any written or oral communication relating to such potential disclosure. The foregoing provision, by no means, can be interpreted as a refusal by the Companies in cooperating in good faith, with any local, state or federal agency in the event of an investigation, and it is include in the present Agreement only for the purposes of protecting the Agreement and its dispositions from disclosure to third parties.	ou disseminarão qualquer informação relativa a qualquer dos termos do presente Instrumento de Transação a qualquer terceiro, seja ele pessoa física ou jurídica. Caso o Empregado seja informado de que está obrigado legalmente a revelar o presente Instrumento de Transação ou seus termos a qualquer órgão ou autoridade, seja na esfera municipal, estadual ou federal, ou por força de citação ou ordem judicial, o Empregado se compromete a imediatamente dar ciência de tal fato às Empresas, no período máximo de 02 (dois) dias úteis do recebimento de tal comunicação, citação ou ordem, quer seja ela escrita ou verbal e por qualquer meio de comunicação efetuada. As disposições deste item 5.2 de nenhuma forma deverão ser interpretadas como recusa das Empresas em colaborar, de boa-fé, com qualquer órgão municipal, estadual ou federal em caso de investigação, e foram incluídas no presente Instrumento de Transação somente contra divulgação a terceiros.

5.3 The Parties state and represent that they have carefully reviewed this Agreement and have had the opportunity to submit its terms to the revision of their respective legal counsels. Therefore, the Parties hereto acknowledge that they totally understand the contents hereof, freely and voluntarily assent to all the terms and conditions hereof and understand the final and binding effect of the Agreement.	5.3 As Partes afirmam e declararam que reviram cuidadosamente o presente Instrumento de Transação e tiveram a oportunidade de submetê-lo à avaliação de seus respectivos advogados. Portanto, as Partes neste ato reconhecem que compreenderam integralmente o conteúdo do presente documento, e livre e espontaneamente concordaram com seus termos e condições, e concordam com o efeito vinculante do presente Instrumento de Transação.

5.4 This Agreement represents the only, exclusive, total and complete agreement between the Parties in relation to the subject matter hereof and supersedes and cancels any and all prior discussions and conversations in respect of thereof.	5.4 O presente Instrumento de Transação representa o único, exclusivo, total e completo ajuste entre as Partes em relação ao assunto nele tratado e se sobrepõe e cancela todas e quaisquer discussões e tratativas prévias em relação ao objeto aqui tratado.

5.5 This Agreement is irrevocable, and it binds the Parties hereto and their successors and heirs to the performance of provisions herein and it shall not be cancelled, changed, modified, assigned or amended orally, and no cancellation, change, modification, assignment or amendment shall be effective between the Parties if not in written and signed by all the Parties of this Agreement.	5.5 O presente Instrumento de Transação é irrevogável e obriga as Partes e seus sucessores e herdeiros ao cumprimento das disposições aqui estabelecidas, e não poderá ser cancelado, alterado, modificado, cedido ou emendado oralmente, e nenhum cancelamento, alteração, modificação, cessão ou emenda poderá ser efetivada pelas Partes senão por escrito e assinado pelas Partes.

5.6 This Agreement will be governed by and construed in accordance with US and North Carolina laws. The Parties hereby elect the jurisdiction of Wake County, State of North Carolina, to settle any disputes arising out of this Agreement, with express waiver of any other as privileged as it may be.	5.6 O presente Instrumento de Transação será regulado, analisado e interpretado segundo a legislação dos Estados Unidos e Estado da Carolina do Norte. As partes elegem o Foro de Wake County, Estado da Carolina do Norte, Estados Unidos da América, para dirimir quaisquer controvérsias decorrentes da aplicação do presente Instrumento de Transação

5.7 The present Agreement exists in both English and Portuguese. In case of conflict between the two versions, the parties hereby agree that the Portuguese version shall prevail.	5.7 O presente Instrumento de Transação é firmado tanto em Inglês como em Português. Caso exista algum conflito entre as duas versões, as Partes desde já acordam que a versão em Português prevalecerá.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.	E POR ESTAREM JUSTAS E ACERTADAS, as partes firmam o presente contrato em 02 (duas) vias de igual teor e forma.

July 20, 2009	20 de Julho de 2009

/s/ Hilton Kappaun	/s/ Hilton Kappaun

EMPLOYEE	EMPREGADO

/s/ Guilherme Steffen	/s/ Guilherme Steffen

Alliance One Brasil Exportadora de Tabacos Ltda.	Alliance One Brasil Exportadora de Tabacos Ltda.

/s/ Michael K. McDaniel	/s/ Michael K. McDaniel

Alliance One International, Inc.	Alliance One International, Inc.

Witness:		Testemunhas:

Name:	Robert E. Harrison	Nome:	Robert E. Harrison
Signature:	/s/ Robert E. Harrison	Assinatura:	/s/ Robert E. Harrison

Name:	Bill Pappas	Nome:	Bill Pappas
Signature:	/s/ Bill Pappas	Assinatura:	/s/ Bill Pappas